                                                                    EXHIBIT 99.1

                             PATAPSCO BANCORP, INC.
                          MANAGEMENT RECOGNITION PLAN


                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     1.01 The Company hereby establishes this Plan upon the terms and conditions hereinafter stated.

     1.02 Through acceptance of their appointment to the Committee, each member of the Committee hereby accepts his or her appointment hereunder upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                              PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing Employees and Directors of the Company, the Association, and their Affiliates with a proprietary interest in the Company, and as compensation for their past contributions to the Association, and as an incentive to make such contributions in the future.

                                  ARTICLE III
                                  DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Internal Revenue Code of 1986, as amended.

     3.02   "Association" means Patapsco Federal Savings and Loan Association.

     3.03 "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any or if none, his estate.

     3.04 "Board" means the Board of Directors of the Company or, prior to the Company's formation on November 9, 1995, Board of Directors of the Association.

     3.05 "Committee" means the Management Recognition Plan Committee appointed by the Board pursuant to Article IV hereof.

     3.06 "Common Stock" means shares of the common stock, par value $.01 per share, of the Company.

     3.07   "Company" means Patapsco Bancorp, Inc.

     3.08 "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee, Director, or honorary Director of the Company or an Affiliate. Continuous Service shall not be

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considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus, advisory, or honorary capacity.

     3.09 "Date of Conversion" means the date of the conversion of the Association from mutual to stock form.

     3.10   "Director" means a member of the Board.

     3.11 "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     3.12 "Non-employee Director" means any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-employee Director" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     3.13 "Effective Date" means the date on which the Plan first becomes effective, as determined under Section 8.07 hereof.

     3.14 "Employee" means any person who is employed by the Company or an Affiliate.

     3.15 "Participant" means an Employee, Director, or honorary Director who holds a Plan Share Award.

     3.16   "Plan" means this Patapsco Bancorp, Inc. Management Recognition
Plan.

     3.17 "Plan Shares" means shares of Common Stock held in the Trust which are awarded or issuable to a Participant pursuant to the Plan.

     3.18 "Plan Share Award" means a right granted under this Plan to receive Plan Shares.

     3.19 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.02 and 5.03.

     3.20 "Trust Agreement" means that agreement entered into pursuant to the terms hereof between the Company and the Trustee, and "Trust" means the trust created thereunder.

     3.21 "Trustee" means that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

     4.01 ROLE AND POWERS OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than two Non-employee members of the Board who are Non-employee Directors. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons, and by the Board if there are less than two Non-employee Directors.

     The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to make Plan Share Awards to such Employees as the Committee may

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select, (ii) to determine the form and content of Plan Share Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other deter minations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Subject to Section 4.02, the interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members, and shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee may recommend to the Board one or more persons or entity to act as Trustee(s) in accordance with the provisions of this Plan and the Trust.

     4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Plan Share Award already made or impair a participant's vested rights under a Plan Share Award. Members of the Board who are eligible for or who have been granted Plan Share Awards (other than pursuant to Section 6.04) may not vote on any matters affecting the administration of the Plan or the grant of Plan Shares or Plan Share Awards (although such members may be counted in determining the existence of a quorum at any meeting of the Board during which actions with regard thereto are taken). Further, with respect to all actions taken by the Board in regard to the Plan, such action shall be taken by a majority of the Board where such a majority of the directors acting in the matter are Non-employee Directors.

     4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee or the Trustee(s) shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                   ARTICLE V
                       CONTRIBUTIONS; PLAN SHARE RESERVE

     5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Employees shall be permitted.

     5.02 INVESTMENT OF TRUST ASSETS. The Trustee shall invest Trust assets only in accordance with the Trust Agreement; provided that the Trust shall not purchase more than four percent (4%) of the number of shares of Common Stock issued on the Date of Conversion. Such shares may either be authorized but unissued shares or shares held in treasury.

     5.03 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated. Any Shares subject or attributable to an Award which may not be earned because of a forfeiture by the Participant pursuant to Section 7.01 shall be added to the Plan Share Reserve.

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                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

     6.01 ELIGIBILITY. Only Employees shall be eligible to receive Plan Share Awards. In selecting those Employees to whom Plan Share Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant. Notwithstanding the foregoing, (i) the Committee shall automatically make the Plan Share Awards specified in Sections 6.04 and
6.05 hereof; and (ii) no Employee shall receive Plan Share Awards relating to more than 25% of the Plan Shares reserved under Section 5.02, and no Non-employee Director shall receive Plan Share Awards relating to more than 5% of the Plan Shares reserved under Section 5.02, with all Non-employee Directors as a group receiving Plan Share Awards relating to no more than 30% of the Plan Shares reserved under Section 5.02.

     6.02 ALLOCATIONS. The Committee will determine which Employees will be granted discretionary Plan Share Awards, and the number of Shares covered by each Plan Share Award, provided that in no event shall any Awards be made which will violate the governing instruments of the Association or its Affiliates or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason or additional shares of Common Stock are purchased by the Trustee, the Committee may, from time to time, determine which of the Employees referenced in Section 6.01 above will be granted additional Plan Share Awards to be awarded from the forfeited or acquired Plan Shares.

     6.03 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Plan Share Awards. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provisions of this Plan, each Director who is a Non-employee Director on September 30, 1995 and who has not terminated Continuous Service before the Effective Date shall receive, on the Effective Date, a Plan Share Award for a number of shares equal to 4.784% of the number of Plan Shares which the Trust is authorized to purchase pursuant to Section 5.02 of the Plan.

     Each Non-employee Director who joins the Board after September 30, 1995 shall receive, on the later of the Effective Date and the date of becoming a Director, a Plan Share Award of 1.28% of the number of Plan Shares which the Trust is authorized to purchase pursuant to Section 5.02 of the Plan (or such lesser number as are available hereunder for Plan Share Awards). Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a) and
(b) of Section 7.01, and the Committee shall have no discretion to alter or accelerate said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted hereunder shall be subject to all other provisions of this Plan.

     6.05 AUTOMATIC GRANTS TO EMPLOYEES. On the Effective Date, each of the following individuals shall receive a Plan Share Award as to the number of Plan Shares listed below, provided that such award shall not be made to an individual who is not an Employee on the Effective Date:

                                       4
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
                                     Percentage of Plan Shares Authorized
               Employee                        for Purchase under Plan (S)5.02
               --------              -------------------------------------------
               Joseph Bouffard                  21.50%
               Debra Brockschmidt               16.25%
               Timothy King                     10.75%
               Jack McClean                     10.75%
               Joe Sallese                      10.75%


     Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a) and (b) of Section 7.01, and the Committee shall have no discretion to alter said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted hereunder shall be subject to all other provisions of this Plan.

     6.06 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, but subject to Sections 6.04 and 6.05, no Employee or Director shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee, nor shall any Employees or Directors as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board) return all Common Stock in the Plan Share Reserve to the Company at any time, and cease issuing Plan Share Awards.

                                  ARTICLE VII
            EARNINGS AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01   EARNING PLAN SHARES; FORFEITURES.

     (a) GENERAL RULES. Twenty percent (20%) of the Plan Shares subject to a Plan Share Award shall be earned and become non-forfeitable by a Participant upon his or her completion of each of five Years of Service. For purposes of this paragraph, with respect to each Plan Share Award, "Year of Service" means a full twelve-month period, measured from the date of a Plan Share Award and each annual anniversary of that date, throughout which the Participant's Continuous Service has not terminated for any reason.

     (b)  EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY.
Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Participant whose service with the Company or an Affiliate terminates due to the Participant's death or Disability, shall be deemed earned as of the Participant's last day of service with the Company or an Affiliate and shall be distributed as soon as practicable thereafter.

     7.02 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are paid to a Participant or Beneficiary under Section 7.03, such Participant or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was initially granted to such Participant and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03   DISTRIBUTION OF PLAN SHARES.

     (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as provided in Subsections (c) and (d) below, the Trustee shall distribute Plan Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

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

     (b) FORM OF DISTRIBUTION. The Trustee shall distribute all Plan Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

     (c) WITHHOLDING. The Trustee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, (i) the Trustee shall require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares, and (ii) the Participant or Beneficiary shall be entitled to have the Company withhold shares subject to the Plan Share Award in order to satisfy such obligations. The Trustee shall pay over to the Company or Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

     (d)  TIMING: EXCEPTION FOR 10% SHAREHOLDERS.  Notwithstanding Subsections
(a) and (b) above, no Plan Shares may be distributed prior to the date which is five (5) years from the Date of Conversion to the extent the Participant or Beneficiary, as the case may be, would after receipt of such Shares own in excess of ten percent (10%) of the issued and outstanding shares of Common Stock unless such action is approved in advance by a majority vote of disinterested directors of the Board. To the extent this limitation would delay the date on which a Participant receives Plan Shares, the Participant may elect to receive from the Trust, in lieu of such Plan Shares, the cash equivalent thereof. Any Plan Shares remaining undistributed solely by reason of the operation of this Subsection (d) shall be distributed to the Participant or his Beneficiary on the date which is five years from the Date of Conversion.

     (e) REGULATORY EXCEPTIONS. No Plan Shares shall be distributed unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Company by such vote, if any, as may be required by applicable law and regulations.

     7.04 VOTING OF PLAN SHARES. All shares of Common Stock held by the Trust (whether or not subject to a Plan Share Award) shall be voted by the Trustee in the same proportion as the trustee of the Company's Employee Stock Ownership Plan votes Common Stock held in the trust associated therewith, and in the absence of any such voting, shall be voted in the manner directed by the Board.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.01   ADJUSTMENTS FOR CAPITAL CHANGES.

     (a) RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of shares which may be purchased under the Plan, and the number and kind of shares subject to outstanding Plan Share Awards, shall be proportionately adjusted for any increase, decrease, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapita lization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b)  TRANSACTIONS IN WHICH THE COMPANY IS NOT THE SURVIVING ENTITY.
In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Plan Share Awards shall be adjusted for any change or exchange of shares of Common Stock for a different number or kind of shares or other securities which results from the Transaction.

     (c)  CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT
SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Plan Share Award before the adjustment was made. In addition, the Committee shall have the discretionary authority to impose on the Shares subject to Plan Share Awards such restrictions as the Committee may deem appropriate or desirable, including but not limited to a right of first refusal, or repurchase option, or both of these restrictions.

     (d) OTHER ISSUANCES. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into shares of Common Stock or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of shares of Common Stock then subject to Plan Share Awards or reserved for issuance under the Plan.

     8.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan; provided that no amendment or termination of the Plan shall, without the written consent of a Participant, impair any rights or obligations under a Plan Share Award theretofore granted to the Participant. The power to amend or terminate the Plan in accordance with this
Section 8.02 shall include the power to direct the Trustee to return to the Company all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve. However, the termination of the Trust shall not affect a Participant's right to earn Plan Share Awards and to receive a distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or the Board.

     8.03   NONTRANSFERABILITY.    Plan Share Awards may not be sold, pledged,
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Plan Share Awards may transfer such Plan Share Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Plan Share Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Plan Share Awards pursuant to this Paragraph. Plan Share Awards which are transferred pursuant to this Paragraph shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     8.04 NO EMPLOYMENT OR OTHER RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee or Director to continue in the service of the Company, the Association, or an Affiliate thereof.

     8.05 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Section 7.03 above, prior to the time said Plan Shares are actually distributed to him.

     8.06 GOVERNING LAW. The Plan and Trust shall be governed and construed under the laws of the State of Maryland to the extent not preempted by Federal law.

     8.07 EFFECTIVE DATE. The Plan shall become effective immediately upon its approval by a favorable vote of stockholders of the Company who own at least a majority of the total votes eligible to be cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws, provided that the Plan shall not be submitted for such approval within the six-month period after the Date of Conversion. In no event shall Plan Share Awards be made prior to the Effective Date.

     8.08   TERM OF PLAN.  This Plan shall remain in effect until the earlier of
(i) termination by the Board, or (ii) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

     8.09 TAX STATUS OF TRUST. It is intended that (i) the Trust associated with the Plan be treated as a grantor trust of the Company under the provisions of Section 671 et seq. of the Code, as the same may be amended from time to
               -- ---
time, and (ii) that in accordance with Revenue Procedure 92-65 (as the same may be amended from time to time), Participants have the status of general unsecured creditors of the Company, the Plan constitutes a mere unfunded promise to make benefit payments in the future, the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Trust has been and will continue to be maintained in conformity with Revenue Procedure 92-64 (as the same may be amended from time to time).

                                TRUST AGREEMENT
                        UNDER THE PATAPSCO BANCORP, INC.
                          MANAGEMENT RECOGNITION PLAN


     This Agreement made this ____ day of __________, 1996 by and between Patapsco Bancorp, Inc. (the "Company") and Joseph McGowan, Theodore Patterson, and S. Robert Kinghorn (acting by majority, the "Trustee").

     WHEREAS, the Company maintains the Patapsco Bancorp, Inc. Management Recognition Plan (the "Plan"); and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan ("Participants"); and

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's general creditors in the event of Insolvency, as defined in
Section 3(a) hereof, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.


     NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust.
     ----------------------------------

     (a) The Company hereby deposits, or will shortly hereafter deposit, with the Trustee in trust (i) a number of shares of the Company's common stock ("Common Stock") equal to four percent (4%) of the number of shares of Common Stock issued in connection with the conversion of Patapsco Federal Savings & Loan Association (the "Association") from mutual-to-stock form, or (ii) an amount expected to be sufficient to permit the Trust to purchase said shares. Said shares or amount shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The Trust shall become irrevocable upon the effective date of the Plan.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.
     -----------------------------------------------------------------

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     Section 3.  Trustee Responsibility Regarding Payments to Trust
     --------------------------------------------------------------
     Beneficiary When Company Is Insolvent.
     -------------------------------------

     (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company becomes subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

          (1) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (2) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries, shall liquidate the Trust's investment in Common Stock, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (3) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (d) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to the Company.
     -----------------------------------

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.
     --------------------------------

     (a) The Trustee shall have sole discretion as to the investment of Trust assets, except that to the extent reasonably practicable, the Trustee shall invest all assets of the Trust in Common Stock provided that the Trust shall not purchase from time to time a number of shares of Common Stock exceeding 4% of the shares of Common Stock issued in the Association's mutual-to-stock conversion.

     (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants, except that voting rights with respect to Common Stock will be exercised in accordance with the terms of the Plan.

     (c) Subject to applicable federal and state securities laws, if for any reason the Trustee will be selling shares of Common Stock, the Trustee shall sell such shares by (i) giving each Beneficiary 20 business days within which to purchase, at fair market value, all or part of the shares of Common Stock that the Trustee holds for the benefit of the Beneficiary, and (ii) to the extent purchases by Beneficiaries are insufficient to eliminate the Trusts' excess holdings of Common Stock, to offer to sell, and to sell, all or any part of the excess shares held by the Trust to the following purchasers, listed here by order of priority: first, the Company; second, any benefit plan maintained by the Company or the Association; third, directors of the Association; fourth, officers of the Association; fifth, members of the general public.

     Section 6. - Disposition of Income.
     ----------------------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.
     ---------------------------------

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of Trustee.
     -------------------------------------

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     Section 9.  Compensation and Expenses of Trustee.
     ------------------------------------------------

     The Company shall pay all administrative expenses and the Trustee's fees and expenses relating to the Plan and this Trust. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.  Resignation and Removal of Trustee.
     -----------------------------------------------

     The Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice (unless the Company and the Trustee agree otherwise). The Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

     If the Trustee (or any individual serving as one of the trustees who act by majority as the Trustee) resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     Section 11.  Appointment of Successor.
     -------------------------------------

     If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

     A successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

     Section 12.  Amendment or Termination.
     -------------------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms hereof. Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

     (c) Upon written approval of all Participants (or their beneficiaries if they are then entitled to payment of benefits), the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

     Section 13.  Miscellaneous.
     --------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Plan.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, to the extent not preempted by federal law.

     (d) The Trustee agrees to be bound by the terms of the Plan, as in effect from time to time.

     (e) The Trustee shall act by vote or written consent of a majority of its duly-appointed members.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Agreement to be executed, and its corporate seal affixed, and the Trustees have executed this Agreement, this ____ day of __________, 1996.


ATTEST:                          PATAPSCO BANCORP, INC.


_______________________          By:/s/Joseph J. Bouffard
                                    ------------------------------------
                                    Joseph J. Bouffard, President

ATTEST:                          TRUSTEE

                                 /s/Joseph McGowan
 ---------------------           ---------------------------------------
                                 Joseph McGowan


                                  /s/Theodore Patterson
----------------------            --------------------------------------
                                  Theodore Patterson


                                  /s/Robert Kinghorn
----------------------            -------------------------------------
                                  S. Robert Kinghorn

                                  EXHIBIT 99.2

                             PATAPSCO BANCORP, INC.
                      1996 STOCK OPTION AND INCENTIVE PLAN


     1.  PURPOSE OF THE PLAN.

     The purpose of this Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors of the Association, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

     2.  DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c)  "Association" shall mean Patapsco Federal Savings & Loan Association.

     (d) "Awards" shall mean, collectively, Options and SARs, unless the context clearly indicates a different meaning.

     (e)  "Board" shall mean the Board of Directors of the Company.

     (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     (i)  "Company" shall mean Patapsco Bancorp, Inc.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee, Director, or honorary Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus, advisory, or honorary capacity.

     (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (l) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (m)  "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (n) "Employee" shall mean any person employed by the Company, the Association, or an Affiliate.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r) "Non-employee Director" shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-employee Director" within the meaning of Rule 16b-3.

     (s) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (t)  "Option" means an ISO and/or a Non-ISO.

     (u) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (v) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (w) "Plan" shall mean this Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan.

     (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y)  "Share" shall mean one share of Common Stock .

     (z) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     3.  TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  SHARES SUBJECT TO THE PLAN.

      (a) General Rule. Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 36,255 shares, which equals ten percent (10%) of the Shares issued by the Company in connection with the Association's conversion from mutual to stock form

("Conversion"). Such Shares may be (i) authorized but unissued Shares, (ii) Shares held in treasury, or (iii) Shares held in a grantor trust. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 10 hereof, shall not be available for the grant of further Options under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.   GRANT OF OPTIONS.

     (a) General Rule. Only Employees shall be eligible Awards. In selecting those Employees to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant. Notwithstanding the foregoing, the Committee shall automatically make the Awards specified in Sections 6(b) and 9 hereof, and no Employee shall receive Options to purchase more than 25% of the Shares reserved under Paragraph 4(a), and no Non-employee Director shall receive Options to purchase more than 5% of the Shares reserved under Paragraph 4(a), with all Non-employee Directors as a group receiving Options on the Effective Date to purchase no more than 30% of the Shares reserved under Paragraph 4(a).

     (b) Automatic Grants to Employees. On the Effective Date, each of the following Employees shall receive an Option (in the form of an ISO, to the extent permissible under the Code) to purchase the number of Shares listed below, at an Exercise Price per Share equal to the Market Value of a Share on the Effective Date; provided that such grant shall not be made to an Employee whose Continuous Service terminates on or before the Effective Date:

                                               Percentage of Shares
               Participant                     Reserved under Paragraph 4(a)
               -----------                     -----------------------------
               Joseph Bouffard                     18.6%
               Timothy King                         9.3%
               Debra Brockschmidt                   9.3%
               Frank Duchacek, Jr.                  9.3%
               Jack McClean                         9.3%
               Joe Sallese                          9.3%

     With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) shall vest in accordance with the general rule set forth in Paragraph 8(a) of the Plan, (ii) shall have a term of ten years from the Effective Date, and (iii) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his Options.

     (c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.   EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8.  EXERCISE OF OPTIONS.

     (a) Generally. Each Option shall become exercisable with respect to twenty percent (20%) of the Optioned Shares upon the Participant's completion of each of five Years of Service, provided that an Option shall become fully (100%) exercisable immediately upon termination of the Participant's Continuous Service due to the Participant's Disability or death. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised. Upon a Participant's exercise of an Option, the Company shall pay the Participant a cash amount equal to any dividends declared on the underlying Shares between the date of grant and the date of exercise of the Option.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Association and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3) Disability, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his or her Disability, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     9.   GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     (a) Automatic Grants. Notwithstanding any other provisions of this Plan, and each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, Non-ISOs to purchase the number of Shares listed below. Such Non-ISOs shall have an Exercise Price per Share equal to the Market Value of a Share on the date of grant.

                                                              Number
          Participant                                         of Shares
          -----------                                         ---------

          Joseph N. McGowan, Chairman of the Board              1,345
          S. Robert Kinghorn, Vice Chairman of the Board        1,813
          Theodore C. Patterson, Secretary                      1,770
          Nicole N. Kantorski                                   1,302
          Robert M. Lating                                      1,685
          Douglas H. Ludwig                                     1,557
          Thomas P. O'Neill                                     1,404

Each Director who joins the Board after the Effective Date and who is not then an Employee shall receive, on the date of joining the Board, Non-ISOs to purchase 1% of the Shares reserved under Paragraph 4(a) of the Plan, at an Exercise Price per Share equal to its Market Value on the date of grant.

     (b) Terms of Exercise. Options received under the provisions of this Paragraph will become exercisable in accordance with the general rule set forth in Paragraph 8(a) hereof, and may be exercised from time to time by (a) written notice of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and (b) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Upon a Director's exercise of an Option, the Company shall pay the Participant a cash amount equal to any dividends declared on the underlying Shares between the date of grant and the date of exercise of the Option. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 20 hereof.

     Options granted under this Paragraph shall have a term of ten years; provided that Options granted under this Paragraph shall (i) become exercisable in accordance with paragraph 8(a) of the Plan, and (ii) expire one year after the date on which a Director terminates Continuous Service as a voting member on the Board, or five years after the date on which a Director retires at or after age 72, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph shall become immediately exercisable, and may be exercised within two years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's Disability during his or her directorship, the Director's Option shall become immediately exercisable, and such Option may be exercised within one year of the termination of directorship due to Disability, but not later than the date that the Option would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

     (c) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     10.   SARS (STOCK APPRECIATION RIGHTS)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

     (1) The SAR will expire no later than the ISO;

     (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

     (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

     (4) The SAR may be exercised only when the ISO may be exercised; and

     (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

     The provisions of Paragraph 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such con ditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     11.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c) Special Rule for ISOs.  Any adjustment made pursuant to subparagraphs
(a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     12.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Options that are not Incentive Stock Options within the meaning of Section 422 of the Code may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Paragraph. Options which are transferred pursuant to this Paragraph shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

     13.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     14.  EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the total votes eligible to be cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws, provided that the Plan shall not be submitted for such approval within the six-month period after the Association completes its Conversion and provided further that the Plan's effectiveness shall be contingent on its approval by the Office of Thrift Supervision ("OTS"). No Awards may be made prior to approval of the Plan by the stockholders of the Company, and any Awards made before the Plan receives OTS approval shall be subject thereto.

     15.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder).

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     17.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     18.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     19.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options and/or SARs shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations.

     20.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Association, or any Affiliate of such corporations. Except to the extent provided in Paragraphs 6(b) and 9(a), no Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     21.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

                                TRUST AGREEMENT
                       UNDER THE PATAPSCO BANCORP, INC.
                     1996 STOCK OPTION AND INCENTIVE PLAN



     This Agreement made this ____ day of ____________, 1996, by and between Patapsco Bancorp, Inc. (the "Company") and _____________ ("Trustee").

     WHEREAS, the Company maintains the Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan (the "Plan"); and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan ("Participants"); and

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's general creditors in the event of Insolvency, as defined in
Section 3(a) hereof, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing compensation for a select group of management or other employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

     WHEREAS, the Company believes that it is in its best interests to appoint an independent Trustee to maintain and oversee the Trust. NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

     Section 1.  Establishment of Trust.
     ----------------------------------

     (a) The Company hereby deposits, or will from time to time deposit, with the Trustee in trust an amount expected to be sufficient to permit the Trust to purchase up to ten percent (10%) of the shares of common stock ("Common Stock") issued by the Company in connection with Patapsco Federal Savings and Loan Association's conversion from mutual to stock form (the "Conversion"). Said amount shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b)  The Trust shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.
     -----------------------------------------------------------------

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan, and including transfers of Common Stock from the Trust to Participants), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

     Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary
     --------------------------------------------------------------------------
     When Company Is Insolvent.
     -------------------------

     (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company becomes subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

               (1) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (2) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries, shall liquidate the Trust's investment in Common Stock, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries as general creditors of the Company with respect to benefits due under the Plan or otherwise.

               (3) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (d) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4.  Payments to the Company.
          -----------------------------------

          Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

          Section 5.  Investment Authority.
          --------------------------------

          (a) The Trustee shall have sole discretion as to the investment of Trust assets, except that to the extent reasonably practicable, the Trustee shall invest all assets of the Trust in Common Stock; provided that the Trust shall not purchase, in the aggregate, more than 10% of the shares of Common Stock issued by the Company in the Conversion.

          (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants, except that voting rights with respect to Common Stock will be exercised in accordance with the terms and conditions for the exercise of voting rights of unallocated shares under the Company's Employee Stock Ownership Plan, as in effect on the date hereof.

          (c) Subject to applicable federal and state securities laws, if for any reason the Trustee will be selling shares of Common Stock, the Trustee shall sell such shares by (i) giving each Participant 20 business days within which to purchase, at fair market value, all or part of any shares of Common Stock that the Trustee holds for the benefit of the Participant, and (ii) to the extent purchases by Participants are insufficient to eliminate the Trust's excess holdings of Common Stock, to offer to sell, and to sell, all or any part of the excess shares held by the Trust to the following purchasers, listed here by order of priority: first, the Company; second, any benefit plan maintained by the Company or the Bank; third, directors of the Bank; fourth, officers of the Bank; fifth, members of the general public (through sales on the open market).

          Section 6. Disposition of Income.
          --------------------------------

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

          Section 7.  Accounting by Trustee.
          ---------------------------------

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

          Section 8.  Responsibility of Trustee.
          -------------------------------------

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

          (c) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

          Section 9.  Compensation and Expenses of Trustee.
          ------------------------------------------------

          The Company shall pay all administrative expenses and the Trustee's fees and expenses relating to the Plan and this Trust. If not so paid, the fees and expenses shall be paid from the Trust.

          Section 10.  Resignation and Removal of Trustee.
          -----------------------------------------------

          The Trustee may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice (unless the Company and the Trustee agree otherwise). The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee, but only if each Participant (and each beneficiary in pay status) consents in writing to such removal.

          If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

          Section 11.  Appointment of Successor.
          -------------------------------------

          If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

          A successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

          Section 12.  Amendment or Termination.
          -------------------------------------

          (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall make the Trust revocable.

          (b) The Trust shall not terminate until the date on which no Participant or his or her beneficiaries is entitled to benefits pursuant to the terms hereof. Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

          (c) Upon written approval of all Participants (or their beneficiaries if they are then entitled to payment of benefits), the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

          Section 13.  Miscellaneous.
          --------------------------

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Plan.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, to the extent not preempted by federal law.

          (d) The Trustee agrees to be bound by the terms of the Plan, as in effect from time to time.

          (e) The Trustee shall act by vote or written consent of a majority of its then duly-appointed members.

            Section 14.  Effective Date.
            ---------------------------

          The effective date of this Trust shall be the date of execution designated below.

       IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Agreement to be executed, and its corporate seal affixed, and the undersigned Trustees have executed this Agreement, this ____ day of __________, 1996.


ATTEST:                                 PATAPSCO BANCORP, INC.



_____________________________           By:/s/Joseph J. Bouffard
                                           -------------------------------------
                                           Joseph J. Bouffard, President

ATTEST:                                 TRUSTEE


_____________________________           /s/Joseph N. McGowan
                                        ----------------------------------------
                                        Joseph N. McGowan



                                        /s/Theodore C. Patterson
_____________________________           ----------------------------------------
                                        Theodore C. Patterson



_____________________________            /s/S. Robert Kinghorn
                                         ---------------------------------------
                                         S. Robert Kinghorn